As filed with the Securities and Exchange Commission on April 7, 2021

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

VERTEX ENERGY, INC.
(Name of registrant in its charter)

Nevada

(State or jurisdiction of incorporation or organization)

94-3439569

(IRS Employer Identification No.)

1331 Gemini Street

Suite 250

Houston, Texas 77058
866-660-8156

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Benjamin P. Cowart

Chief Executive Officer

Vertex Energy, Inc.
1331 Gemini Street, Suite 250

Houston, Texas 77058

(866) 660-8156

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies To:
David M. Loev, Esq.
John S. Gillies, Esq.
The Loev Law Firm, PC
6300 West Loop South, Suite 280
Bellaire, Texas 77401
Telephone: (713) 524-4110
Facsimile: (713) 524-4122

Email: dloev@loevlaw.com;

john@loevlaw.com

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post–effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post–effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post–effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)(2)	Amount to be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price(3)(4)	Amount of Registration Fee(5)
Common Stock, par value $0.001 per share
Preferred Stock, par value $0.001 per share
Debt Securities (6)
Warrants (7)
Units (8)
Total			$500,000,000	$54,550

(1)	Any of the securities registered hereunder may be sold separately, or as units with other securities registered hereby. We will determine the proposed maximum offering price per unit when we issue the above listed securities. The proposed maximum per unit and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered under this registration statement and is not specified as to each class of security pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”). The aggregate amount of the registrant’s common stock, preferred stock, debt securities and/or warrants registered hereunder that may be sold in “at the market” offerings for the account of the registrant is limited to that which is permissible under Rule 415(a)(4) under the Securities Act.
(2)	Pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock, preferred stock, debt securities, warrants, and units as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(3)	Not required to be included pursuant to Form S-3 General Instruction II.D.
(4)	There are being registered hereunder such indeterminate number of shares of common stock, preferred stock, debt securities and warrants to purchase common stock, preferred stock and debt securities as shall have an aggregate initial offering price not to exceed $500,000,000. The securities registered also include such indeterminate amounts and numbers of common stock, preferred stock and debt securities as may be issued upon conversion of or exchange for preferred stock, that provide for conversion or exchange, upon exercise of warrants, or pursuant to the anti-dilution provisions of any such securities. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount at maturity as shall result in an aggregate offering price not to exceed $500,000,000, less the aggregate dollar amount of all securities previously issued hereunder. No separate consideration will be received for any shares of common stock, preferred stock, or principal amounts of debt securities so issued upon conversion or exchange.
(5)	Calculated pursuant to Rule 457(o) under the Securities Act, based on the Proposed Maximum Aggregate Offering Price.
(6)	Including debentures, notes, or other evidences of indebtedness.
(7)	Includes warrants to purchase shares of common stock, warrants to purchase shares of preferred stock, and warrants to purchase debt securities.
(8)	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

Information contained herein is not complete and may be changed. These securities may not be sold until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 7, 2021

PROSPECTUS

Vertex Energy, Inc.

$500,000,000
Common Stock
Preferred Stock
Debt Securities
Warrants
Units

We may from time to time, in one or more offerings at prices and on terms that we will determine at the time of each offering, sell common stock, preferred stock, debt securities, warrants, or a combination of these securities or units (collectively referred to as “securities”) for an aggregate initial offering price of up to $500 million. The preferred stock may be convertible into shares of our common stock or shares of our preferred stock. The warrants may be exercisable for shares of our common stock or shares of our preferred stock or debt securities. The units may consist of any combination of the other types of securities described in this prospectus. This prospectus describes the general manner in which our securities may be offered using this prospectus. Each time we offer and sell securities, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. Any prospectus supplement and any related free writing prospectus may also add, update, or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus as well as the documents incorporated or deemed to be incorporated by reference herein or therein before you purchase any of the securities offered hereby.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.

Securities may be sold by us to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is listed on the NASDAQ Capital Market under the symbol “VTNR.” On April 6, 2021, the last reported sales price of our common stock on The Nasdaq Capital Market was $1.50 per share. There is currently no market for the other securities we may offer. The prospectus supplement will contain information, where applicable, as to any other listing of the securities on the NASDAQ Capital Market or any other securities market or exchange covered by the prospectus supplement.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement. The information contained or incorporated in this prospectus or in any prospectus supplement is accurate only as of the date of this prospectus, or such prospectus supplement, as applicable, regardless of the time of delivery of this prospectus or any sale of our securities.

Investing in our securities involves risks. You should carefully consider the risk factors under “Risk Factors” beginning on page 7 of this prospectus and set forth in the documents incorporated by reference herein before making any decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is        , 2021.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We may provide information to you about the securities we are offering in three separate documents that progressively provide more detail:

●	this prospectus, which provides general information, some of which may not apply to your securities;

●	a prospectus supplement (including any free writing prospectus), which describes the terms of the securities, some of which may not apply to your securities and which may not include information relating to the prices of the securities being offered; and

●	if necessary, a pricing supplement, which describes the pricing terms of your securities.

If the terms of your securities vary among the pricing supplement, the prospectus supplement and the prospectus, you should rely on the information in the following order of priority:

●	the pricing supplement, if any;

●	the prospectus supplement; and

●	this prospectus.

We include cross-references in this prospectus and the prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the prospectus supplement provide the pages on which these captions are located.

Unless indicated in the applicable prospectus supplement, we have not taken any action that would permit us to publicly sell these securities in any jurisdiction outside the United States. If you are an investor outside the United States, you should inform yourself about and comply with any restrictions as to the offering of the securities and the distribution of this prospectus.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, the SEC or the Commission, utilizing a “shelf” registration process. Under this shelf registration process, we may offer to sell any combination of the securities described in this prospectus, either individually or in units, in one or more offerings up to a total dollar amount of $500,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information about the terms of that offering. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus. To the extent that any statement that we make in a prospectus supplement and any related free writing prospectus that we may authorize to be provided to you is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. You should read this prospectus and any prospectus supplement and free writing prospectus, including all documents incorporated herein or therein by reference, together with additional information described under “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference” before making an investment decision. We may only use this prospectus to sell the securities if it is accompanied by a prospectus supplement.

You should rely only on the information included or incorporated by reference in this prospectus, the accompanying prospectus supplement and any free writing prospectus. We have not authorized any dealer, salesman or other person to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus, the accompanying prospectus supplement and any free writing prospectus are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement, and any free writing prospectus, is accurate on any date subsequent to the date set forth on the front of the document or that any information we have previously filed with the SEC and incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement and any free writing prospectus is delivered or securities are sold on a later date. Our business, financial condition, results of operations and prospects may have changed since those dates. We will disclose any material changes in our affairs in a post-effective amendment to the registration statement of which this prospectus is a part, a prospectus supplement, free writing prospectus or a future filing with the Securities and Exchange Commission incorporated by reference in this prospectus. We do not imply or represent by delivering this prospectus that Vertex Energy, Inc., or its business, financial condition or results of operations, are unchanged after the date on the front of this prospectus or that the information in this prospectus is correct at any time after such date.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside of the United States.

Our logo and some of our trademarks and tradenames are used in this prospectus and the accompanying prospectus supplement and the documents incorporated by reference herein and therein. This prospectus and the accompanying prospectus and the documents incorporated by reference herein and therein also include trademarks, tradenames and service marks that are the property of others. Solely for convenience, trademarks, tradenames and service marks referred to in this prospectus and the accompanying prospectus supplement and the documents incorporated by reference herein and therein may appear without the ®, ™ and SM symbols. References to our trademarks, tradenames and service marks are not intended to indicate in any way that we will not assert to the fullest extent under applicable law our rights or the rights of the applicable licensors if any, nor that respective owners to other intellectual property rights will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend the use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

The market data and certain other statistical information used throughout this prospectus and the accompanying prospectus supplement are incorporated by reference herein and therein, are based on independent industry publications, reports by market research firms or other independent sources that we believe to be reliable sources. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. We are responsible for all of the disclosures contained in this prospectus and the accompanying prospectus supplement and incorporated herein and therein by reference, and we believe these industry publications and third-party research, surveys and studies are reliable. While we are not aware of any misstatements regarding any third-party information presented in this prospectus and the accompanying prospectus supplement or incorporated herein or therein by reference, their estimates, in particular, as they relate to projections, involve numerous assumptions, are subject to risks and uncertainties, and are subject to change based on various factors, including those discussed under, and incorporated by reference in, the section entitled “Risk Factors” of this prospectus and the accompanying prospectus supplement. These and other factors could cause our future performance to differ materially from our assumptions and estimates. Some market and other data included herein and the accompanying prospectus supplement, as well as the data of competitors as they relate to Vertex Energy, Inc., is also based on our good faith estimates.

Please see the definitions below, and the “Glossary of Selected Terms” incorporated by reference as Exhibit 99.1 hereto, for a list of abbreviations and definitions used throughout this prospectus.

Unless the context otherwise requires, references in this prospectus and the accompanying prospectus supplement to “we,” “us,” “our,” the “Registrant,” the “Company,” refer to Vertex Energy, Inc. and its subsidiaries. In addition, unless the context otherwise requires, “FYE” refers to fiscal year end; “Exchange Act” refers to the Securities Exchange Act of 1934, as amended; “SEC” or the “Commission” refers to the United States Securities and Exchange Commission; and “Securities Act” refers to the Securities Act of 1933, as amended. All dollar amounts in this prospectus are in U.S. dollars unless otherwise stated. You should read the entire prospectus before making an investment decision to purchase our securities.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered pursuant to this prospectus. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The registration statement can be read on the SEC’s website mentioned under the heading “Where You Can Find More Information”, below.

PROSPECTUS SUMMARY

The following summary highlights material information found in more detail elsewhere in, or incorporated by reference in, the prospectus. It does not contain all of the information you should consider. As such, before you decide to buy our securities, in addition to the following summary, we urge you to carefully read the entire prospectus and documents incorporated by reference herein, the prospectus supplement, and any free writing prospectus, especially the risks of investing in our securities as discussed under, and incorporated by reference in, the sections entitled “Risk Factors” herein and therein. The following summary is qualified in its entirety by the detailed information appearing elsewhere in this prospectus.

Overview

We are an environmental services company that recycles industrial waste streams and off-specification commercial chemical products. Our primary focus is recycling used motor oil and other petroleum by-products. We are engaged in operations across the entire petroleum recycling value chain including collection, aggregation, transportation, storage, re-refinement, and sales of aggregated feedstock and re-refined products to end users. We operate in three segments:

(1) Black Oil,

(2) Refining and Marketing, and

(3) Recovery.

We currently provide our services in 15 states, primarily in the Gulf Coast, Midwest and Mid-Atlantic regions of the United States. For the rolling twelve-month period ending December 31, 2020, we aggregated approximately 75.5 million gallons of used motor oil and other petroleum by-product feedstocks and managed the re-refining of approximately 65.6 million gallons of used motor oil with our proprietary Thermal Chemical Extraction Process (“TCEP”), vacuum gas oil (“VGO”), and Base Oil processes.

Our Black Oil segment collects and purchases used motor oil directly from third-party generators, aggregates used motor oil from an established network of local and regional collectors, and sells used motor oil to our customers for use as a feedstock or replacement fuel for industrial burners. We operate a refining facility that uses our proprietary TCEP and we also utilize third-party processing facilities. TCEP’s original purpose was to re-fine used oil into marine cutterstock; however, in the third quarter of fiscal 2015, that use ceased to be economically accretive, and instead, we operated TCEP for the purposes of pre-treating our used motor oil feedstock prior to shipping to our facility in Marrero, Louisiana. During the fourth quarter of 2019, the original purpose of TCEP once again became economically viable and at that time we switched to using TCEP to re-fine used oil into marine cutterstock; provided that with the decline in oil prices and challenges in obtaining feedstock during early 2020, we switched back to using TCEP for the purposes of pre-treating our used motor oil feedstock prior to shipping to our facility in Marrero, Louisiana, and continuing through the filing date of this prospectus.

We also operate a facility in Marrero, Louisiana, which facility re-refines used motor oil and also produces VGO and own 85% of an entity which owns a re-refining complex in Belle Chasse, Louisiana, which we call our Myrtle Grove facility.

Our Refining and Marketing segment aggregates and manages the re-refinement of used motor oil and other petroleum by-products and sells the re-refined products to end customers. In addition, we are distributing refined motor fuels such as gasoline, blended gasoline products and diesel used as engine fuels, to third party customers who typically resell these products to retailers and end consumers.

Our Recovery segment includes a generator solutions company for the proper recovery and management of hydrocarbon streams as well as metals which includes transportation and marine salvage services throughout the Gulf Coast.

Impacts of COVID-19 Pandemic and Effect on Economic Environment

In December 2019, a novel strain of coronavirus, which causes the infectious disease known as COVID-19, was reported in Wuhan, China. The World Health Organization declared COVID-19 a “Public Health Emergency of International Concern” on January 30, 2020 and a global pandemic on March 11, 2020. In March and April, many U.S. states and local jurisdictions began issuing ‘stay-at-home’ orders, which continue in various forms as of the date of this prospectus. Notwithstanding such ‘stay-at-home’ orders, to date, our operations have for the most part been deemed an essential business under applicable governmental orders based on the critical nature of the products we offer.

We sell products and services primarily in the U.S. domestic oil and gas commodity markets. Throughout the first quarter of 2020, the industry experienced multiple factors which lowered both the demand for, and prices of, oil and gas. First, the COVID-19 pandemic lowered global demand for hydrocarbons, as social distancing and travel restrictions were implemented across the world. Second, the lifting of Organization of the Petroleum Exporting Countries (OPEC)+ supply curtailments, and the associated increase in production of oil, drove the global supply of hydrocarbons higher through the first quarter of 2020. As a result of both dynamics, prices for hydrocarbons declined 67% from peak prices within the quarter. In addition, while global gross domestic product (GDP) growth was impacted by COVID-19 during 2020, we expect GDP to continue to decline globally for at least the early part of 2021, as a result of the COVID-19 pandemic. As a result, we expect oil and gas related markets will continue to experience significant volatility in 2021. Our goal through this downturn has been to remain disciplined in allocating capital and to focus on liquidity and cash preservation. We are taking the necessary actions to right-size the business for expected activity levels.

As a result of the impact of the COVID-19 outbreak, some of our feedstock suppliers have permanently or temporarily closed their businesses, limited our access to their businesses, or have experienced a decreased demand for services. As a result of the above, and due to ‘stay-at-home’ and other social distancing orders, as well as the decline in U.S. travel caused by COVID-19, we have seen a significant decline in the volume of feedstocks (specifically used oil) that we have been able to collect, and therefore process through our facilities. A continued economic slowdown, period of social quarantine (imposed by the government or otherwise), or a continued period of decreased travel due to COVID-19 or the responses thereto, will likely have a material negative adverse impact on our ability to produce products, and consequently our revenues and results of operations.

The full extent of the impact of COVID-19 on our business and operations currently cannot be estimated and will depend on a number of factors including the scope and duration of the global pandemic, the efficacy of, ability to manufacture a sufficient amount of, and the willingness of the general public to obtain, vaccines.

Currently we believe that we have sufficient cash on hand and will generate sufficient cash through operations to support our operations for the foreseeable future; however, we will continue to evaluate our business operations based on new information as it becomes available and will make changes that we consider necessary in light of any new developments regarding the pandemic.

The pandemic is developing rapidly and the full extent to which COVID-19 will ultimately impact us depends on future developments, including the duration and spread of the virus, the impact of vaccines and virus mutations and the potential seasonality of new outbreaks.

*****

Additional Information

Additional information about us can be obtained from the documents incorporated by reference herein. See “Where You Can Find More Information”.

Our Contact Information

Our executive offices are located at 1331 Gemini Street, Suite 250, Houston, Texas, 77058, and our telephone number is (866) 660-8156. Our corporate website address is www.vertexenergy.com. Information contained on, or accessible through, our websites are not a part of, and are not incorporated by reference into, this prospectus.

*****

THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES
UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

*****

SECURITIES REGISTERED HEREBY THAT WE MAY OFFER

We may offer any of the following securities, either individually or in combination, with a total value of up to $500,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of the offering:

●	common stock;

●	preferred stock, in one or more series;

●	debt securities;

●	warrants to purchase shares of common stock, shares of preferred stock or debt securities; or

●	any combination of the foregoing securities, in units.

We refer to our common stock, preferred stock, debt securities, warrants, and units collectively in this prospectus as the “securities.” This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement and may provide a free writing prospectus that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

●	designation or classification;

●	aggregate offering price;

●	rates and times of payment of dividends, if any;

●	redemption, conversion or sinking fund terms, if any;

●	voting or other rights, if any;

●	conversion prices, if any; and

●	important federal income tax considerations.

We may sell the securities to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. We and our agents, underwriters and dealers reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities to or through agents, underwriters or dealers, we will include in the applicable prospectus supplement:

●	the names of those agents, underwriters or dealers;

●	applicable fees, discounts and commissions to be paid to them;

●	details regarding over-allotment options, if any; and

●	the net proceeds to us.

Common Stock. We may offer shares of our common stock. Our common stock currently is listed on the NASDAQ Capital Market under the symbol “VTNR.” Shares of common stock that may be offered in this offering will, when issued and paid for, be fully paid and non-assessable. We have summarized certain general features of our stock under “Description of Common Stock.” We urge you to read our Articles of Incorporation, as amended and our Bylaws, as well as the applicable prospectus supplement, and any related free writing prospectus that we may authorize to be provided to you, related to any offering of our common stock.

Preferred Stock. We may offer shares of our preferred stock, in one or more series. Prior to the issuance of shares of each series, our Board of Directors will determine the rights, preferences, privileges and restrictions of such preferred stock series, and will adopt resolutions and file a certificate of designation with the Secretary of State of the State of Nevada. The certificate of designation fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including, but not limited to, the following: any dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series. Convertible preferred stock will be convertible into shares of our common stock or preferred stock. Conversion may be mandatory or at your option and would be at prescribed conversion rates. Shares of preferred stock that may be offered in this offering will, when issued and paid for, be fully paid and non-assessable. If we elect to issue preferred stock, we will describe the specific terms of a particular series of preferred stock in the prospectus supplement relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the certificate of designation that describes the terms of any series of preferred stock we offer under this prospectus before the issuance of shares of that series of preferred stock. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of preferred stock being offered. We have summarized certain general features of the preferred stock under “Description of Preferred Stock.” We urge you to read the complete certificate of designation containing the terms of the applicable series of preferred stock, as well as the applicable prospectus supplement, and any related free writing prospectus that we may authorize to be provided to you, related to such series.

Debt Securities. We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible debt securities will be convertible into or exchangeable for our common stock or other securities. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

Any debt securities issued under this prospectus will be issued under one or more documents called indentures, which are contracts between us and a national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities under “Description of Debt Securities.” We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

Warrants. We may issue warrants for the purchase of shares of common stock, shares of preferred stock in one or more series, and/or debt securities in one or more series. We may issue warrants independently or in combination with common stock, preferred stock, and/or debt securities. In this prospectus, we have summarized certain general features of the warrants under “Description of Warrants.” We urge you, however, to read the applicable prospectus supplement, and any related free writing prospectus that we may authorize to be provided to you, related to the particular series of warrants being offered, as well as the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the warrants. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that describe the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants.

Any warrants issued under this prospectus may be evidenced by warrant certificates. Warrants also may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if any, in the applicable prospectus supplement relating to a particular series of warrants.

Units. We may issue units representing any combination of common stock, preferred stock, debt securities and/or warrants from time to time. The units may be issued under one or more unit agreements. In this prospectus, we have summarized certain general features of the units.

We will incorporate by reference into the registration statement, of which this prospectus is a part, the form of unit agreement under which the units are designated, if any, describing the terms of the units we are offering before the issuance of the related units. We have summarized certain general features of the units under “Description of Units.” We urge you to read the prospectus supplements related to any units being offered, as well as the complete unit agreement, if any, designating the units.

RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will, and any free writing prospectus may, contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement and any information contained in any free writing prospectus, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our most recent Annual Report on Form 10-K, and Item 1A, “Risk Factors” in our most recent Quarterly Report on Form 10-Q, all of which are incorporated herein by reference, as such may be amended, supplemented or superseded from time to time by other reports we file with the Securities and Exchange Commission in the future. For more information, see “Incorporation of Certain Documents by Reference.” The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business and operations. If one or more of the possibilities described as risks actually occurs, our operating results and financial condition would likely suffer and the trading price of our securities could fall, causing you to lose some or all of your investment in the securities we are offering. In addition, please read “Forward-Looking Statements” in this prospectus, below, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus contains, and the prospectus supplement will contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by the following words: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements are not a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievements to be materially different from the information expressed or implied by the forward-looking statements in this prospectus and the prospectus supplement. These factors include, but are not limited to:

●	risks associated with our outstanding credit facilities, including amounts owed, restrictive covenants, security interests thereon and our ability to repay such facilities and amounts due thereon when due;

●	risks associated with our outstanding preferred stock, including redemption obligations in connection therewith, restrictive covenants and our ability to redeem such securities pursuant to the terms of such securities and applicable law;

●	the level of competition in our industry and our ability to compete;

●	our ability to respond to changes in our industry;

●	the loss of key personnel or failure to attract, integrate and retain additional personnel;

●	our ability to protect our intellectual property and not infringe on others’ intellectual property;

●	our ability to scale our business;

●	our ability to maintain supplier relationships and obtain adequate supplies of feedstocks;

●	our ability to obtain and retain customers;

●	our ability to produce our products at competitive rates;

●	our ability to execute our business strategy in a very competitive environment;

●	trends in, and the market for, the price of oil and gas and alternative energy sources;

●	our ability to maintain our relationships with KMTEX and Bunker One (USA) Inc.;

●	the impact of competitive services and products;

●	our ability to integrate acquisitions;

●	our ability to complete future acquisitions;

●	our ability to maintain insurance;

●	potential future litigation, judgments and settlements;

●	rules and regulations making our operations more costly or restrictive, including IMO 2020, whereby effective January 1, 2020, the International Maritime Organization (IMO) mandated a maximum sulphur content of 0.5% in marine fuels globally;

●	changes in environmental and other laws and regulations and risks associated with such laws and regulations;

●	economic downturns both in the United States and globally;

●	risk of increased regulation of our operations and products;

●	negative publicity and public opposition to our operations;

●	disruptions in the infrastructure that we and our partners rely on;

●	an inability to identify attractive acquisition opportunities and successfully negotiate acquisition terms;

●	our ability to effectively integrate acquired assets, companies, employees or businesses;

●	liabilities associated with acquired companies, assets or businesses;

●	interruptions at our facilities;

●	unexpected changes in our anticipated capital expenditures resulting from unforeseen required maintenance, repairs, or upgrades;

●	our ability to acquire and construct new facilities;

●	certain events of default which have occurred under our debt facilities and previously been waived;

●	prohibitions on borrowing and other covenants of our debt facilities;

●	our ability to effectively manage our growth;

●	decreases in global demand for, and the price of, oil, due to COVID-19, state, federal and foreign responses thereto;

●	our ability to acquire sufficient amounts of used oil feedstock through our collection routes, to produce finished products, and in the absence of such internally collected feedstocks, our ability to acquire third-party feedstocks on commercially reasonable terms;

●	risks associated with COVID-19, the global efforts to stop the spread of COVID-19, potential downturns in the U.S. and global economies due to COVID-19 and the efforts to stop the spread of the virus, and COVID-19 in general;

●	repayment of and covenants in our debt facilities;

●	the lack of capital available on acceptable terms to finance our continued growth; and

●	other risk factors included under or incorporated by reference in, “Risk Factors” above and under “Risk Factors” in any prospectus supplement and filings incorporated by reference herein and therein.

You should read this prospectus and the prospectus supplement, those documents incorporated by reference herein and therein, and those documents which we have filed with the SEC as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

Forward-looking statements speak only as of the date of this prospectus or the date of any document incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus, as applicable. Except to the extent required by applicable law or regulation, we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date of this prospectus, any prospectus supplement or any free writing prospectus or to reflect the occurrence of unanticipated events.

You should also consider carefully the statements under and incorporated by reference in “Risk Factors” in this prospectus, any prospectus supplement, and other sections of this prospectus, and the documents we incorporate by reference or file as part of any prospectus supplement or free writing prospectus, which address additional facts that could cause our actual results to differ from those set forth in the forward-looking statements. We caution investors not to place significant reliance on the forward-looking statements contained in this prospectus, any prospectus supplement, any free writing prospectus, and the documents we incorporate by reference. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as otherwise required by law.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered in the prospectus and any prospectus supplement for working capital and general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in businesses and assets that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. Pending the uses described above, we intend to invest the net proceeds in short-term, interest bearing, investment-grade securities. The intended application of proceeds from the sale of any particular offering of securities using this prospectus will be described in the accompanying prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend on our funding requirements and the availability and costs of other funds.

DESCRIPTION OF COMMON STOCK

The total number of authorized shares of our common stock is 750,000,000 shares, $0.001 par value per share.

As of the date of this prospectus, we have 51,742,499 shares of our common stock outstanding.

The following description of our capital stock is a summary only and is subject to and qualified in its entirety by reference to the applicable provisions of the Nevada Revised Statutes, and our charter and Bylaws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. Please refer to the “Where You Can Find More Information” section of this prospectus for directions on obtaining these documents. You should refer to, and read this summary together with, our Articles of Incorporation, designations of preferred stock (if any) and Bylaws, each as amended and restated from time to time, to review all of the terms of our capital stock. Our Articles of Incorporation and amendments thereto are incorporated by reference as exhibits to the registration statement of which this prospectus is a part and other reports incorporated by reference herein.

Common Stock

Voting Rights. Each share of our common stock is entitled to one vote on all stockholder matters. Shares of our common stock do not possess any cumulative voting rights.

Except for the election of directors, if a quorum is present, an action on a matter is approved if it receives the affirmative vote of the holders of a majority of the voting power of the shares of capital stock present in person or represented by proxy at the meeting and entitled to vote on the matter, unless otherwise required by applicable law, Nevada law, our Articles of Incorporation, as amended or Bylaws, as amended. The election of directors will be determined by a plurality of the votes cast in respect of the shares present in person or represented by proxy at the meeting and entitled to vote, meaning that the nominees with the greatest number of votes cast, even if less than a majority, will be elected. The rights, preferences and privileges of holders of common stock are subject to, and may be impacted by, the rights of the holders of shares of any series of preferred stock that we have designated, or may designate and issue in the future.

Dividend Rights. Each share of our common stock is entitled to equal dividends and distributions per share with respect to the common stock when, as and if declared by our Board of Directors, subject to any preferential or other rights of any outstanding preferred stock.

Liquidation and Dissolution Rights. Upon liquidation, dissolution or winding up, our common stock will be entitled to receive pro rata on a share-for-share basis, the assets available for distribution to the stockholders after payment of liabilities and payment of preferential and other amounts, if any, payable on any outstanding preferred stock.

Fully Paid Status. All outstanding shares of the Company’s common stock are validly issued, fully paid and non-assessable.

Other Matters. No holder of any shares of our common stock has a preemptive right to subscribe for any of our securities, nor are any shares of our common stock subject to redemption or convertible into other securities.

Anti-Takeover Provisions Under The Nevada Revised Statutes

Business Combinations

Sections 78.411 to 78.444 of the Nevada revised statutes (the “NRS”) prohibit a Nevada corporation from engaging in a “combination” with an “interested stockholder” for three years following the date that such person becomes an interested stockholder and place certain restrictions on such combinations even after the expiration of the three-year period. With certain exceptions, an interested stockholder is a person or group that owns 10% or more of the corporation’s outstanding voting power (including stock with respect to which the person has voting rights and any rights to acquire stock pursuant to an option, warrant, agreement, arrangement, or understanding or upon the exercise of conversion or exchange rights) or is an affiliate or associate of the corporation and was the owner of 10% or more of such voting stock at any time within the previous three years.

A Nevada corporation may elect not to be governed by Sections 78.411 to 78.444 by a provision in its articles of incorporation. We have such a provision in our Articles of Incorporation, as amended, pursuant to which we have elected to opt out of Sections 78.411 to 78.444; therefore, these sections do not apply to us.

Control Shares

Nevada law also seeks to impede “unfriendly” corporate takeovers by providing in Sections 78.378 to 78.3793 of the NRS that an “acquiring person” shall only obtain voting rights in the “control shares” purchased by such person to the extent approved by the other stockholders at a meeting. With certain exceptions, an acquiring person is one who acquires or offers to acquire a “controlling interest” in the corporation, defined as one-fifth or more of the voting power. Control shares include not only shares acquired or offered to be acquired in connection with the acquisition of a controlling interest, but also all shares acquired by the acquiring person within the preceding 90 days. The statute covers not only the acquiring person but also any persons acting in association with the acquiring person.

A Nevada corporation may elect to opt out of the provisions of Sections 78.378 to 78.3793 of the NRS. We have no provision in our Articles of Incorporation pursuant to which we have elected to opt out of Sections 78.378 to 78.3793; therefore, these sections do apply to us.

Removal of Directors

Section 78.335 of the NRS provides that 2/3rds of the voting power of the issued and outstanding shares of the Company are required to remove a Director from office. As such, it may be more difficult for stockholders to remove Directors due to the fact the NRS requires greater than majority approval of the stockholders for such removal.

Transfer Agent

The transfer agent for our common stock is Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor | New York, NY 10004-1561.

Listing on the NASDAQ Capital Market

Our common stock is quoted on the NASDAQ Capital Market under the symbol “VTNR.”

DESCRIPTION OF PREFERRED STOCK

We have 50,000,000 shares of authorized preferred stock, $0.001 par value per share (“Preferred Stock”). The total number of authorized shares of our Series A Convertible Preferred Stock (“Series A Preferred” or “Series A Preferred Stock”) is 5,000,000; the total number of authorized shares of our Series B Preferred Stock is 10,000,000 (“Series B Preferred” or “Series B Preferred Stock”) the total number of authorized shares of our Series B1 Preferred Stock is 17,000,000 (“Series B1 Preferred” or “Series B1 Preferred Stock”) and the total number of authorized shares of our Series C Convertible Preferred Stock (of which none are outstanding) is 44,000 (“Series C Preferred Stock”).

As of the date of this prospectus, we had (a) 419,859 shares of our Series A Convertible Preferred Stock outstanding; (b) 2,035,666 shares of our Series B Preferred Stock outstanding; and (c) 5,497,450 shares of our Series B1 Preferred Stock outstanding.

Series A Convertible Preferred Stock

Holders of outstanding shares of Series A Preferred Stock are entitled to receive dividends, when, as, and if declared by our Board of Directors. No dividends or similar distributions may be made on shares of capital stock or securities junior to our Series A Preferred Stock until dividends in the same amount per share on our Series A Preferred Stock have been declared and paid. In connection with a liquidation, winding-up, dissolution or sale of the Company, each share of our Series A Preferred Stock is entitled to receive $1.49 prior to similar liquidation payments due on shares of our common stock or any other class of securities junior to the Series A Preferred Stock. Shares of Series A Preferred Stock are not entitled to participate with the holders of our common stock with respect to the distribution of any remaining assets of the Company.

Each share of Series A Preferred Stock is entitled to that number of votes equal to the number of whole shares of common stock into which it is convertible. Generally, holders of our common stock and Series A Preferred Stock vote together as a single class.

Shares of Series A Preferred Stock automatically convert into shares of our common stock on the earliest to occur of the following:

●	The affirmative vote or written consent of the holders of a majority of the then-outstanding shares of Series A Preferred Stock;

●	If the closing market price of our common stock averages at least $15.00 per share over a period of 20 consecutive trading days and the daily trading volume averages at least 7,500 shares over such period;

●	If we consummate an underwritten public offering of our securities at a price per share not less than $10.00 and for a total gross offering amount of at least $10 million; or

●	If a sale of the Company occurs resulting in proceeds to the holders of Series A Preferred Stock of a per share amount of at least $10.00.

Each share of Series A Preferred Stock converts into one share of common stock, subject to adjustment.

Series B Preferred Stock

The Series B Preferred Stock accrues a dividend, payable quarterly in arrears (based on calendar quarters), in the amount of 6% per annum of the original issuance price of the Series B Preferred Stock ($3.10 per share).

The dividend is payable by the Company, at the Company’s election, in registered common stock of the Company (if available) or cash, provided that any cash dividend payment is subject to us previously having repaid all amounts owed to our senior lender. In the event dividends are paid in registered common stock of the Company, the number of shares payable will be calculated by dividing (a) the accrued dividend by (b) 90% of the arithmetic average of the volume weighted average price (VWAP) of the Company’s common stock for the 10 trading days immediately prior to the applicable date of determination (the “Dividend Stock Payment Price”). Notwithstanding the foregoing, in no event may the Company pay dividends in common stock unless the applicable Dividend Stock Payment Price is above $2.91. If the Company is prohibited from paying, or chooses not to pay, the dividend in cash (due to contractual senior credit agreements or other restrictions) or is unable to pay the dividend in registered common stock, the dividend will be paid in-kind in Series B Preferred Stock shares at $3.10 per share.

The Series B Preferred Stock includes a liquidation preference (in the amount of $3.10 per share) which is junior to the Company’s Series A Preferred Stock, ranks senior to the Company’s Series C Preferred Stock and ranks equally with the Series B1 Preferred Stock. The Series B Preferred Stock also ranks junior to the Company’s credit facilities and other debt holders as provided in further detail in the designation of the Series B Preferred Stock (the “Series B Designation”).

The Series B Preferred Stock prohibits us from (i) increasing or decreasing (other than by redemption or conversion (as described in the Series B Designation)) the total number of authorized shares of Series B Preferred Stock (except to the extent required to issue payment-in-kind shares); (ii) re-issuing any shares of Series B Preferred Stock converted or redeemed; (iii) creating, or authorizing the creation of, or issuing or obligating the Company to issue shares of, any class or series of capital stock unless the same ranks junior to (and not pari passu with) the Series B Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Company, the payment of dividends and rights of redemption, or increase the authorized number of shares of any additional class or series of capital stock unless the same ranks junior to (and not pari passu with) the Series B Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Company, the payment of dividends and rights of redemption; (iv) effecting an exchange, reclassification, or cancellation of all or a part of the Series B Preferred Stock (except pursuant to the terms of the Series B Designation)(subject to the below Waiver); (v) effecting an exchange, or creating a right of exchange, of all or part of the shares of another class of shares into shares of Series B Preferred Stock (except with the consent of any specific holder of Series B Preferred Stock)(except pursuant to the below Waiver); (vi) issuing any shares of Series B Preferred Stock other than pursuant to the original Purchase Agreement therefore or as payment-in-kind shares; (vii) altering or changing the rights, preferences or privileges of the Series B Preferred Stock so as to affect adversely the shares of such series; or (viii) amending or waiving any provision of the Company’s Articles of Incorporation or Bylaws relative to the Series B Preferred Stock so as to affect adversely the shares of Series B Preferred Stock in any material respect as compared to holders of other series, in each case without the prior written consent of holders of Series B Preferred Stock holding a majority of the then outstanding shares of Series B Preferred Stock.

Effective on February 22, 2021, shareholders holding a majority in interest of the Company’s outstanding Series B Preferred Stock (a “Majority In Interest”), took action via a written consent to action without meeting, to approve, with the consent of both the Company and any individual holder(s) of the Series B Preferred Stock, the ability and right of any holder or holders of Series B Preferred Stock of the Company, to exchange shares of Series B Preferred Stock, or rights thereto, with the Company, in consideration for other securities of the Company (and to similarly exchange such other securities of the Company for such holder’s shares of Series B Preferred Stock, or rights thereto), as mutually agreed between the Company and such applicable holder(s) and that the Company shall not be required to offer identical terms of exchange with each holder of Series B Preferred Stock, but instead, each holder of Series B Preferred Stock shall be free to negotiate and contract separately with the Company in connection with any such exchange(s), and the Company shall be free to negotiate and contract separately with each holder in connection with any such exchange(s) (collectively, the “Waiver”). The Waiver was effective February 22, 2021.

The Series B Preferred Stock (including accrued and unpaid dividends) is convertible into shares of the Company’s common stock at the holder’s option at any time at $3.10 per share (initially a one-for-one basis). If the Company’s common stock trades at or above $6.20 per share for a period of 20 consecutive trading days, the Company may at such time force conversion of the Series B Preferred Stock (including accrued and unpaid dividends) into common stock of the Company.

The Series B Preferred Stock votes together with the common stock on an as-converted basis, provided that each holder’s voting rights are subject to and limited by the Series B Beneficial Ownership Limitation described below.

The Company has the option to redeem the outstanding shares of Series B Preferred Stock at $3.10 per share, plus any accrued and unpaid dividends on such Series B Preferred Stock redeemed, at any time beginning on June 24, 2017, and the Company is required to redeem the Series B Preferred Stock at $3.10 per share, plus any accrued and unpaid dividends, on June 24, 2020, provided that such redemption is not required in the event the Company is contractually (which it is under its credit agreements) or legally prohibited from redeeming such preferred stock. In the event Series B Preferred Stock is not redeemed on June 24, 2020, the dividend rate increases to 10% per annum, until such time, if ever, as the Company is contractually and legally able to redeem such preferred stock. As the Company was prohibited both contractually and legally, from redeeming the Series B Preferred Stock on June 24, 2020, a redemption did not occur, the dividend rate increased to 10% per annum, and the redemption date automatically extended until the date in the future where the Company is not prohibited contractually under its credit agreements (or any agreement which replaces or refinances such credit agreements) or by applicable law, from redeeming such preferred stock, if ever.

The Series B Preferred Stock contains a provision prohibiting the conversion of such Series B Preferred Stock into common stock of the Company, if upon such conversion, the holder thereof would beneficially own more than 9.999% of the Company’s then outstanding common stock (the “Series B Beneficial Ownership Limitation”). The Series B Beneficial Ownership Limitation does not apply to forced conversions undertaken by the Company pursuant to the terms of the designation (summarized above).

Series B1 Preferred Stock

The Series B1 Preferred Stock is subject to the terms and conditions and has the rights and preferences set forth in the Certificate of Designation of Vertex Energy, Inc. Establishing the Designation, Preferences, Limitations and Relative Rights of Its Series B1 Preferred Stock (the “Designation”), which was filed with the Secretary of State of Nevada on May 12, 2016. The Series B1 Preferred Stock accrues a dividend, payable quarterly in arrears (based on calendar quarters), in the amount of 6% per annum of the original issuance price of the Series B1 Preferred Stock ($1.56 per share).

The dividend is payable by the Company, at the Company’s election, in registered common stock of the Company (if available) or cash, subject to the terms of the Company’s senior loan documents. In the event dividends are paid in registered common stock of the Company, the number of shares payable will be calculated by dividing (a) the accrued dividend by (b) 90% of the arithmetic average of the volume weighted average price (VWAP) of the Company’s common stock for the 10 trading days immediately prior to the applicable date of determination (the “Dividend Stock Payment Price”). Notwithstanding the foregoing, in no event may the Company pay dividends in common stock unless the applicable Dividend Stock Payment Price is above $1.52. If the Company is prohibited from paying, or chooses not to pay, the dividend in cash (due to contractual senior credit agreements or other restrictions) or is unable to pay the dividend in registered common stock, the dividend will be paid in-kind in additional shares of Series B1 Preferred Stock shares based on a value of $1.56 per share.

The Series B1 Preferred Stock includes a liquidation preference (in the amount of $1.56 per share) which is junior to the Company’s Series A Preferred Stock, ranks senior to the Company’s Series C Preferred Stock and ranks equally with the Series B Preferred Stock. The Series B1 Preferred Stock also ranks junior to the Company’s credit facilities and other debt holders as provided in further detail in the Series B1 Designation.

The Series B1 Preferred Stock prohibits us from (i) increasing or decreasing (other than by redemption or conversion (as described in the Series B1 Designation)) the total number of authorized shares of Series B1 Preferred Stock (except to the extent required to issue payment-in-kind shares); (ii) re-issuing any shares of Series B1 Preferred Stock converted or redeemed; (iii) creating, or authorizing the creation of, or issuing or obligating the Company to issue shares of, any class or series of capital stock unless the same ranks junior to (and not pari passu with) the Series B1 Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Company, the payment of dividends and rights of redemption, or increase the authorized number of shares of any additional class or series of capital stock unless the same ranks junior to (and not pari passu with) the Series B1 Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Company, the payment of dividends and rights of redemption; (iv) issuing, incurring or obligating the Company to issue or incur any indebtedness that is convertible into, or exchangeable for, any equity security of the Company or instruments derivative of any equity security of the Company; (v) granting any rights to require a mandatory repurchase, retirement or redemption by the Company of any of the Company’s equity securities or instruments derivative of its equity securities on or prior to June 24, 2020, or issuing, incurring or obligating the Company to issue or incur, any indebtedness with a maturity date on or prior to June 24, 2020, that is convertible into, or exchangeable for, equity securities or instruments derivative of the Company’s equity securities; (vi) effecting an exchange, reclassification, or cancellation of all or a part of the Series B1 Preferred Stock (except pursuant to the terms of the Series B1 Designation); (vii) effecting an exchange, or creating a right of exchange, of all or part of the shares of another class of shares into shares of Series B1 Preferred Stock; (viii) issuing any shares of Series B1 Preferred Stock other than pursuant to the Purchase Agreement or as payment-in-kind shares; (ix) altering or changing the rights, preferences or privileges of the Series B1 Preferred Stock so as to affect adversely the shares of such series; or (x) amending or waiving any provision of the Company’s Articles of Incorporation or Bylaws relative to the Series B1 Preferred Stock so as to affect adversely the shares of Series B1 Preferred Stock in any material respect as compared to holders of other series, in each case without the prior written consent of holders of Series B1 Preferred Stock holding a majority of the then outstanding shares of Series B1 Preferred Stock.

The Series B1 Preferred Stock (including accrued and unpaid dividends) is convertible into shares of the Company’s common stock at the holder’s option at any time after closing on a one-for-one basis. If the Company’s common stock trades at or above $3.90 per share for a period of 20 consecutive trading days at any time, the Company may at such time force conversion of the Series B1 Preferred Stock (including accrued and unpaid dividends) into common stock of the Company.

The Series B1 Preferred Stock votes together with the common stock on an as-converted basis, provided that each holder’s voting rights are subject to and limited by the Series B1 Beneficial Ownership Limitation described below.

The Company has the option to redeem the outstanding shares of Series B1 Preferred Stock at $1.72 per share, plus any accrued and unpaid dividends on such Series B1 Preferred Stock redeemed, at any time beginning on June 24, 2017 (the two year anniversary of the closing of the Company’s June 2015 offering of Series B Preferred Stock) and the Company is required to redeem the Series B1 Preferred Stock at $1.56 per share, plus any accrued and unpaid dividends on June 24, 2020 (the five year anniversary of the closing of the Company’s June 2015 offering of Series B Preferred Stock), provided that such redemption is not required in the event the Company is contractually (which it is under its credit agreements) or legally prohibited from redeeming such preferred stock. In the event Series B Preferred Stock is not redeemed on June 24, 2020, the dividend rate increases to 10% per annum, until such time, if ever, as the Company is contractually and legally able to redeem such preferred stock. As the Company was prohibited both contractually and legally, from redeeming the Series B1 Preferred Stock on June 24, 2020, a redemption did not occur, the dividend rate increased to 10% per annum, and the redemption date automatically extended until the date in the future where the Company is not prohibited contractually under its credit agreements (or any agreement which replaces or refinances such credit agreements) or by applicable law, from redeeming such preferred stock, if ever.

The Series B1 Preferred Stock contains a provision prohibiting the conversion of the Series B1 Preferred Stock into common stock of the Company, if upon such conversion or exercise, as applicable, the holder thereof would beneficially own more than 9.999% (provided that certain holders of the Series B1 Preferred Stock have contractually agreed to a lower conversion limit of 4.999%) of the Company’s then outstanding common stock (the “Beneficial Ownership Limitation”). The Beneficial Ownership Limitation does not apply to forced conversions undertaken by the Company pursuant to the terms of the Designation (summarized above).

Series C Convertible Preferred Stock

The Series C Preferred stock does not accrue a dividend, but has participation rights on an as-converted basis, to any dividends paid on the Company’s common stock (other than dividends paid solely in common stock). Each Series C Preferred share has a $100 face value, and a liquidation preference (in the amount of $100 per share) which is junior to the Company’s Series A Preferred stock, Series B Preferred stock and Series B1 Preferred stock, senior credit facilities and other debt holders as provided in further detail in the designation, but senior to the common stock.

The Series C Preferred stock is convertible into shares of the Company’s common stock at the holder’s option at any time at $1.00 per share (initially a 100:1 basis (subject to adjustments for stock splits and recapitalizations)). The Series C Preferred stock votes together with the common stock on an as-converted basis, provided that each holder’s voting rights are subject to and limited by the Series C Beneficial Ownership Limitation described below and provided further that notwithstanding any of the foregoing, solely for purposes of determining the voting rights associated with the Series C Preferred stock, the voting rights accorded to such Series C Preferred stock will be determined as if converted at $1.05 per share (the market value of the common stock as of the close of trading on the day prior to the original issuance date of the Series C Preferred stock), and subject to equitable adjustment as discussed in the designation. There are no redemption rights associated with the Series C Preferred stock.

The Series C Preferred stock contains a provision prohibiting the conversion of the Series C Preferred stock into common stock of the Company, if upon such conversion or exercise, as applicable, the holder thereof would beneficially own more than 4.999% of the Company’s then outstanding common stock (the “Series C Beneficial Ownership Limitation”). The Series C Beneficial Ownership Limitation may be increased up and down on a per holder basis, with 61 days prior written notice from any holder, provided the Series C Beneficial Ownership Limitation may never be higher than 9.999%.

* * * * *

General

Shares of Preferred Stock may be issued from time to time in one or more series, each of which shall have such distinctive designation or title as shall be determined by our Board of Directors (“Board of Directors”) prior to the issuance of any shares thereof. Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof.

The Board may, from time to time, increase the number of shares of any series of Preferred Stock already created by providing that any unissued shares of Preferred Stock shall constitute part of such series, or may decrease (but not below the number of shares thereof then outstanding) the number of shares of any series of any Preferred Stock already created providing that any unissued shares previously assigned to such series shall no longer constitute a part thereof.

The powers, preferences and relative, participating, optional and other special rights of each class or series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. A prospectus supplement relating to any series of preferred stock being offered will include specific terms relating to the offering. Such prospectus supplement will include:

●                  the title and stated or par value of the preferred stock;

●                  the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

●                  the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;

●                  whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

●                  the provisions for a sinking fund, if any, for the preferred stock;

●                  any voting rights of the preferred stock;

●                  the provisions for redemption, if applicable, of the preferred stock and any restriction on the repurchase or redemption of shares by the Company while there is any arrearage in the payment of dividends or sinking fund installments;

●                  any listing of the preferred stock on any securities exchange;

●                  the terms and conditions, if applicable, upon which the preferred stock will be convertible into our common stock or preferred stock, including the conversion price or the manner of calculating the conversion price and conversion period;

●                  if appropriate, a discussion of Federal income tax consequences applicable to the preferred stock; and

●                  any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

The terms, if any, on which the preferred stock may be convertible into or exchangeable for our common stock or preferred stock will also be stated in the prospectus supplement. The terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder and/or at our option, and may include provisions pursuant to which the number of shares of our common stock or preferred stock to be received by the holders of preferred stock would be subject to adjustment.

When we issue shares of preferred stock, the shares will be fully paid and non-assessable, which means the full purchase price of the shares will have been paid and holders of the shares will not be assessed any additional monies for the shares. Unless the applicable prospectus supplement indicates otherwise, each series of the preferred stock will rank equally with any outstanding shares of our preferred stock and each other series of the preferred stock. Unless the applicable prospectus supplement states otherwise, the preferred stock will have no preemptive rights to subscribe for any additional securities which are issued by us, meaning, the holders of shares of preferred stock will have no right to buy any portion of the issued securities.

In addition, unless the applicable prospectus indicates otherwise, we will have the right to “reopen” a previous issue of a series of preferred stock by issuing additional preferred stock of such series.

The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to such series.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the “Trust Indenture Act.” We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or “OID,” for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

●	the title and form of the debt securities;

●	any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

●	the person to whom any interest on a debt security of the series will be paid;

●	the date or dates on which we must repay the principal;

●	the rate or rates at which the debt securities will bear interest;

●	the date or dates from which interest will accrue, and the dates on which we must pay interest;

●	the place or places where we must pay the principal and any premium or interest on the debt securities;

●	the terms and conditions on which we may redeem any debt security, if at all;

●	any obligation to redeem or purchase any debt securities, and the terms and conditions on which we must do so;

●	the denominations in which we may issue the debt securities;

●	the manner in which we will determine the amount of principal of or any premium or interest on the debt securities;

●	the currency in which we will pay the principal of and any premium or interest on the debt securities;

●	the principal amount of the debt securities that we will pay upon declaration of acceleration of their maturity;

●	the amount that will be deemed to be the principal amount for any purpose, including the principal amount that will be due and payable upon any maturity or that will be deemed to be outstanding as of any date;

●	if applicable, that the debt securities are defeasible and the terms of such defeasance;

●	if applicable, the terms of any right to convert debt securities into, or exchange debt securities for, shares of our debt securities, common stock, or other securities or property;

●	whether we will issue the debt securities in the form of one or more global securities and, if so, the respective depositaries for the global securities and the terms of the global securities;

●	the subordination provisions that will apply to any subordinated debt securities;

●	any addition to or change in the events of default applicable to the debt securities and any change in the right of the trustee or the holders to declare the principal amount of any of the debt securities due and payable;

●	any addition to or change in the covenants in the indentures; and

●	any other terms of the debt securities not inconsistent with the applicable indentures.

We may sell the debt securities at a substantial discount below their stated principal amount. We will describe U.S. federal income tax considerations, if any, applicable to debt securities sold at an original issue discount in the prospectus supplement. An “original issue discount security” is any debt security sold for less than its face value, and which provides that the holder cannot receive the full face value if maturity is accelerated. The prospectus supplement relating to any original issue discount securities will describe the particular provisions relating to acceleration of the maturity upon the occurrence of an event of default. In addition, we will describe U.S. federal income tax or other considerations applicable to any debt securities that are denominated in a currency or unit other than U.S. dollars in the prospectus supplement.

Conversion and Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indenture or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for our other securities or securities of other entities, we or the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

●	if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

●	if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

●	if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

●	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the trustee to institute the proceeding as trustee; and

●	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

●	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

●	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale”;

●	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

●	to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

●	to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

●	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

●	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of any debt securities of any series;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	provide for payment;

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	pay principal of and premium and interest on any debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	recover excess money held by the trustee;

●	compensate and indemnify the trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or “DTC,” or another depositary named by us and identified in a prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of such terms will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Defeasance

To the extent stated in the prospectus supplement, we may elect to apply the provisions in the indentures relating to defeasance and discharge of indebtedness, or to defeasance of restrictive covenants, to the debt securities of any series. The indentures provide that, upon satisfaction of the requirements described below, we may terminate all of our obligations under the debt securities of any series and the applicable indenture, known as legal defeasance, other than our obligation:

●	to maintain a registrar and paying agents and hold monies for payment in trust;

●	to register the transfer or exchange of the notes; and

●	to replace mutilated, destroyed, lost or stolen notes.

In addition, we may terminate our obligation to comply with any restrictive covenants under the debt securities of any series or the applicable indenture, known as covenant defeasance.

We may exercise our legal defeasance option even if we have previously exercised our covenant defeasance option. If we exercise either defeasance option, payment of the notes may not be accelerated because of the occurrence of events of default.

To exercise either defeasance option as to debt securities of any series, we must irrevocably deposit in trust with the trustee money and/or obligations backed by the full faith and credit of the United States that will provide money in an amount sufficient in the written opinion of a nationally recognized firm of independent public accountants to pay the principal of, premium, if any, and each installment of interest on the debt securities. We may only establish this trust if, among other things:

●	no event of default shall have occurred or be continuing;

●	in the case of legal defeasance, we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in law, which in the opinion of our counsel, provides that holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

●	in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; and

●	we satisfy other customary conditions precedent described in the applicable indenture.

Notices

We will mail notices to holders of debt securities as indicated in the prospectus supplement.

Title

We may treat the person in whose name a debt security is registered as the absolute owner, whether or not such debt security may be overdue, for the purpose of making payment and for all other purposes.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF WARRANTS

General

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, preferred stock or debt securities and may be issued in one or more series. Warrants may be offered independently or in combination with common stock, preferred stock or debt securities, or as a part of units, offered by any prospectus supplement. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that describe the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants. The following summaries of material terms and provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements applicable to a particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplement related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements, that contain the terms of the warrants.

The prospectus supplement relating to a particular series of warrants to purchase our common stock or preferred stock will describe the terms of the warrants, including the following:

●	the title of the warrants;

●	the offering price for the warrants, if any;

●	the aggregate number of the warrants;

●	the designation and terms of the common stock, preferred stock or debt securities that may be purchased upon exercise of the warrants;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

●	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

●	the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

●	the dates on which the right to exercise the warrants shall commence and expire;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	if applicable, a discussion of material U.S. federal income tax considerations;

●	the anti-dilution provisions of the warrants, if any;

●	the redemption or call provisions, if any, applicable to the warrants;

●	any provisions with respect to a holder’s right to require us to repurchase the warrants upon a change in control; and

●	any additional material terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of warrants will not be entitled to:

●	vote, consent or receive dividends;

●	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

●	exercise any rights as stockholders of the Company.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement or free writing prospectus at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant or warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent, if applicable, in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of any warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to any warrant agent.

Upon receipt of the required payment and any warrant certificate properly completed and duly executed at the corporate trust office of any warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by a warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Amendments and Supplements to Warrant Agreements

We and the relevant warrant agent may, with the consent of the holders of at least a majority in number of the outstanding unexercised warrants affected, modify or amend the warrant agreement and the terms of the warrants. However, the warrant agreements may be amended or supplemented without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders of the warrants. Notwithstanding the foregoing, no such modification or amendment may, without the consent of the holders of each warrant affected:

●	reduce the amount receivable upon exercise, cancellation or expiration;

●	shorten the period of time during which the warrants may be exercised;

●	otherwise materially and adversely affect the exercise rights of the beneficial owners of the warrants; or

●	reduce the percentage of outstanding warrants whose holders must consent to modification or amendment of the applicable warrant agreement or the terms of the warrants.

Anti-dilution and Other Adjustments

Unless otherwise indicated in the applicable prospectus supplement, the exercise price of, and the number of shares of common stock covered by a warrant, are subject to adjustment in certain events, including:

●	the issuance of common stock as a dividend or distribution on the common stock;

●	subdivisions and combinations of the common stock (or as applicable to warrants to purchase preferred stock and the preferred stock);

●	the issuance to all holders of common stock of capital stock rights entitling them to subscribe for or purchase common stock within 45 days after the date fixed for the determination of the stockholders entitled to receive such capital stock rights, at less than the current market price; and

●	the distribution to all holders of common stock of evidence of our indebtedness or assets (excluding certain cash dividends and distributions described below) or rights or warrants (excluding those referred to above).

We may, in lieu of making any adjustment in the exercise price of, and the number of shares of common stock covered by, a warrant, make proper provision so that each holder of such warrant who exercises such warrant (or any portion thereof):

●	before the record date for such distribution of separate certificates, shall be entitled to receive upon such exercise, shares of common stock issued with capital stock rights; and

●	after such record date and prior to the expiration, redemption or termination of such capital stock rights, shall be entitled to receive upon such exercise, in addition to the shares of common stock issuable upon such exercise, the same number of such capital stock rights as would a holder of the number of shares of common stock that such warrants so exercised would have entitled the holder thereof to acquire in accordance with the terms and provisions applicable to the capital stock rights if such warrant was exercised immediately prior to the record date for such distribution.

Common stock owned by or held for our account or for the account of any of our majority owned subsidiaries will not be deemed outstanding for the purpose of any adjustment.

No adjustment in the exercise price of, and the number of shares of common stock covered by, a warrant will be made for regular quarterly or other periodic or recurring cash dividends or distributions of cash dividends or distributions to the extent paid from retained earnings. Except as stated above, the exercise price of, and the number of shares of common stock covered by, a warrant will not be adjusted for the issuance of common stock or any securities convertible into or exchangeable for common stock, or securities carrying the right to purchase any of the foregoing.

In the case of a reclassification or change of the common stock, a consolidation or merger involving us or sale or conveyance to another corporation of our property and assets as an entirety or substantially as an entirety, in each case as a result of which holders of our common stock shall be entitled to receive stock, securities, other property or assets (including cash) with respect to or in exchange for such common stock, the holders of the warrants then outstanding will be entitled thereafter to convert such warrants into the kind and number of shares of stock and amount of other securities or property which they would have received upon such reclassification, change, consolidation, merger, sale or conveyance had such warrants been exercised immediately prior to such reclassification, change, consolidation, merger, sale or conveyance.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements will be governed by and construed in accordance with the laws of the State of Texas.

DESCRIPTION OF UNITS

We may issue, in one more series, units consisting of common stock, preferred stock, debt securities and/or warrants for the purchase of common stock, preferred stock and/or debt securities in any combination in such amounts and in such numerous distinct series as we determine. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Common Stock,” “Description of Preferred Stock”, “Description of Debt Securities” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock, debt security, or warrant included in each unit, respectively.

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

We, and any unit agent and any of their agents, may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

Issuance in Series

We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of a particular series will be described in the prospectus supplement.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the units and unit agreements will be governed by and construed in accordance with the laws of the State of Texas.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations For Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

●	the performance of third-party service providers;

●	how it handles securities payments and notices;

●	whether it imposes fees or charges;

●	how it would handle a request for the holders’ consent, if ever required;

●	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

●	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

●	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under the section entitled “Special Situations When a Global Security Will Be Terminated” in this prospectus. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

The rights of an indirect holder relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

●	an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

●	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

●	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

●	an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

●	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security;

●	we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security, nor do we or any applicable trustee supervise the depositary in any way;

●	the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well;

●	financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities; and

●	There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:

●	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

●	if we notify any applicable trustee that we wish to terminate that global security; or

●	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus in any one or more of the following ways from time to time:

●	directly to investors, including through a specific bidding, auction or other process or in privately negotiated transactions;

●	to investors through agents;

●	directly to agents;

●	to or through brokers or dealers;

●	to the public through underwriting syndicates led by one or more managing underwriters;

●	to one or more underwriters acting alone for resale to investors or to the public;

●	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	through agents on a best-efforts basis; and

●	through a combination of any such methods of sale.

We may also sell the securities offered by this prospectus in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act (including as discussed in greater detail below).

Sales may be affected in transactions:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, including the NASDAQ Capital Market in the case of shares of our common stock;

●	in the over-the-counter market;

●	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

●	through the writing of options; or

●	through the settlement of short sales.

We will provide in the applicable prospectus supplement the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

●	the name or names of any underwriters, dealers or agents;

●	the amount of securities underwritten;

●	the purchase price of the securities and the proceeds to us from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

●	any public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers;

●	any material relationships between the underwriters and the Company; and

●	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions.

Any underwritten offering may be on a best-efforts or a firm commitment basis. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

The distribution of the securities may be affected from time to time in one or more transactions at a fixed price or prices, which may be changed, at varying prices determined at the time of sale, or at prices determined as the applicable prospectus supplement specifies.

In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than shares of common stock of the Company, which are listed on the NASDAQ Capital Market. Any common stock sold pursuant to a prospectus supplement will be listed on the NASDAQ Capital Market, subject to official notice of issuance and where applicable, subject to the requirements of the NASDAQ Capital Market (which generally require stockholder approval for any transactions which would result in the issuance of more than 20% of our then outstanding shares of common stock or voting rights representing over 20% of our then outstanding shares of stock). We may elect to list any series of debt securities or preferred stock, on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. Underwriters may engage in overallotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

Underwriters, dealers or agents that participate in the offer of securities, or their affiliates or associates, may have engaged or engage in transactions with and perform services for, us or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with any derivative transaction, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or a post-effective amendment to the registration statement of which this prospectus is a part. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

Selling stockholders also may resell all or a portion of the securities in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

At-the-Market Offerings

Upon written instruction from us, a sales agent party to a distribution agency agreement with us will use its commercially reasonable efforts to sell on our behalf, as our agent, the shares of common stock offered as agreed upon by us and the sales agent. We will designate the maximum amount of shares of common stock to be sold through the sales agent, on a daily basis or otherwise as we and the sales agent agree. Subject to the terms and conditions of the applicable distribution agency agreement, the sales agent will use its commercially reasonable efforts to sell, as our sales agent and on our behalf, all of the designated shares of common stock. We may instruct the sales agent not to sell shares of common stock if the sales cannot be affected at or above the price designated by us in any such instruction. We may suspend the offering of shares of common stock under any distribution agency agreement by notifying the sales agent. Likewise, the sales agent may suspend the offering of shares of common stock under the applicable distribution agency agreement by notifying us of such suspension.

We also may sell shares to the sales agent as principal for its own account at a price agreed upon at the time of sale. If we sell shares to the sales agent as principal, we will enter into a separate agreement setting forth the terms of such transaction.

The offering of common stock pursuant to a distribution agency agreement will terminate upon the earlier of (1) the sale of all shares of common stock subject to the distribution agency agreement or (2) the termination of the distribution agency agreement by us or by the sales agent.

Sales agents under our distribution agency agreements may make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, sales made directly on the Nasdaq Capital Market, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange. The name of any such underwriter or agent involved in the offer and sale of our common stock, the amounts underwritten, and the nature of its obligations to take our common stock will be described in the applicable prospectus supplement.

PROSPECTUS SUPPLEMENTS

This prospectus provides you with a general description of the proposed offering of our securities. Each time that we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may add to, update, or change information contained in this prospectus and should be read as superseding this prospectus. You should read both this prospectus, any prospectus supplement and any free writing prospectus, together with additional information described under the heading “Where You Can Find More Information.”

The prospectus supplement will describe the terms of any offering of securities, including the offering price to the public in that offering, the purchase price and net proceeds of that offering, and the other specific terms related to that offering of securities.

LEGAL MATTERS

The validity of the securities offered by this prospectus has been passed upon for us by The Loev Law Firm, PC, Bellaire, Texas. David M. Loev, the President and sole owner of The Loev Law Firm, PC, beneficially owns 15,350 shares of common stock of the Company. Additional legal matters may be passed upon for us, any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Vertex Energy, Inc. and subsidiaries as of December 31, 2020 and 2019, and for each of the years then ended appearing in Vertex Energy, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2020, have been audited by Ham, Langston & Brezina, L.L.P., as set forth in their report thereon, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

Except as set forth under “Legal Matters”, no expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the securities was employed on a contingency basis, or had, or is to receive, any interest, directly or indirectly, in our Company or any of our parents or subsidiaries, nor was any such person connected with us or any of our parents or subsidiaries, if any, as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). Our SEC filings are available to the public over the Internet at the SEC’s web site at www.sec.gov and on the “Investor Relations,” “SEC Filings” page of our website at  www.vertexenergy.com. Information on our web site is not part of this prospectus, and we do not desire to incorporate by reference such information herein. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC like us. Our SEC filings are also available to the public from the SEC’s website at https://www.sec.gov.

This prospectus is part of the registration statement and does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are a part of the registration statement. You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus and any prospectus supplement. The securities offered under this prospectus and any prospectus supplement are offered only in jurisdictions where offers and sales are permitted. The information contained in this prospectus and any prospectus supplement, is accurate only as of the date of this prospectus and prospectus supplement, respectively, regardless of the time of delivery of this prospectus or any prospectus supplement, or any sale of the securities.

This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits included in the registration statement for further information about us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings and documents. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus and a prospectus supplement the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus from the date on which we file that document. Any reports filed by us with the SEC (i) on or after the date of filing of the registration statement of which this prospectus is a part and (ii) on or after the date of this prospectus and before the termination of the offering of the securities by means of this prospectus will automatically update and, where applicable, supersede information contained in this prospectus or incorporated by reference into this prospectus.

We incorporate by reference the documents listed below, all filings filed by us pursuant to the Exchange Act after the date of the registration statement of which this prospectus forms a part, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the time that all securities covered by this prospectus have been sold; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any current report on Form 8-K:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (the “Annual Report”), as filed with the SEC on March 9, 2021;

(b)	The Company’s Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on February 1, 2021, February 2, 2021, February 26, 2021, and March 5, 2021;

(c)	The Company’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 7, 2021;

(d)	The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on February 12, 2013 (File No. 001-11476) pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

(e)	All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the Annual Report referred to in (a) above.

These documents contain important information about us, our business and our financial condition. You may request a copy of these filings, at no cost, by writing or telephoning us at:

Vertex Energy, Inc.

1331 Gemini Street

Suite 250

Houston, Texas 77058

Attn: Chris Carlson, Secretary

Phone: (866) 660-8156

Fax: (281) 754-4185

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Act or the Exchange Act, excluding any information in those documents that are deemed by the rules of the SEC to be furnished but not filed, after the date of this filing of this prospectus and before the termination of this offering shall be deemed to be incorporated in this prospectus and to be a part hereof from the date of the filing of such document. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You will be deemed to have notice of all information incorporated by reference in this prospectus as if that information was included in this prospectus.

Statements made in this prospectus or in any document incorporated by reference in this prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the documents incorporated by reference, each such statement being qualified in all material respects by such reference.

We maintain an Internet website at www.vertexenergy.com where the incorporated reports listed above can be accessed. Neither this website nor the information on this website is included or incorporated in, or is a part of, this prospectus.

VERTEX ENERGY, iNC.

$500,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants
Units

PROSPECTUS

April       , 2021

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to give information that is not contained in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or the sale of these securities.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the various expenses, all of which will be borne by us, in connection with the sale and distribution of the securities being registered, other than the underwriting discounts and commissions. All amounts shown are estimates except for the Securities and Exchange Commission registration fee.

Description	Amount to be Paid

Filing Fee - Securities and Exchange Commission		$54,550
Attorney’s fees and expenses		*
Accountant’s fees and expenses		*
FINRA, Stock exchange and listing fees		*
Transfer agent’s and registrar fees and expenses		*
Printing and engraving expenses		*
Trustee fees and expenses		*
Miscellaneous expenses		*

Total	$	*

* Estimated expenses that are not presently known because they depend upon, among other things, the number of offerings that will be made pursuant to this registration statement, the amount and type of securities being offered and the timing of such offerings.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

As authorized by Section 78.751 of the Nevada Revised Statutes, we may indemnify our officers and directors against expenses incurred by such persons in connection with any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative, involving such persons in their capacities as officers and directors, so long as such persons acted in good faith and in a manner which they reasonably believed to be in our best interests. If the legal proceeding, however, is by or in our right, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he is adjudged to be liable for negligence or misconduct in the performance of his duty to us unless a court determines otherwise.

Under Nevada law, corporations may also purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director or officer (or is serving at our request as a director or officer of another corporation) for any liability asserted against such person and any expenses incurred by him in his capacity as a director or officer. These financial arrangements may include trust funds, self-insurance programs, guarantees and insurance policies.

Additionally, our Bylaws, as amended and restated (“Bylaws”), state that we shall indemnify every (i) present or former director, advisory director or officer of us, (ii) any person who while serving in any of the capacities referred to in clause (i) served at our request as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and (iii) any person nominated or designated by (or pursuant to authority granted by) the Board of Directors or any committee thereof to serve in any of the capacities referred to in clauses (i) or (ii) (each an “Indemnitee”).

Our Bylaws provide that we shall indemnify an Indemnitee against all judgments, penalties (including excise and similar taxes), fines, amounts paid in settlement and reasonable expenses actually incurred by the Indemnitee in connection with any proceeding in which he was, is or is threatened to be named as a defendant or respondent, or in which he was or is a witness without being named a defendant or respondent, by reason, in whole or in part, of his serving or having served, or having been nominated or designated to serve, if it is determined that the Indemnitee (a) conducted himself in good faith, (b) reasonably believed, in the case of conduct in his official capacity, that his conduct was in our best interests and, in all other cases, that his conduct was at least not opposed to our best interests, and (c) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful; provided, however, that in the event that an Indemnitee is found liable to us or is found liable on the basis that personal benefit was improperly received by the Indemnitee, the indemnification (i) is limited to reasonable expenses actually incurred by the Indemnitee in connection with the proceeding and (ii) shall not be made in respect of any proceeding in which the Indemnitee shall have been found liable for willful or intentional misconduct in the performance of his duty to us.

Except as provided above, the Bylaws provide that no indemnification shall be made in respect to any proceeding in which such Indemnitee has been (a) found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the Indemnitee’s official capacity, or (b) found liable to us. The termination of any proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, is not of itself determinative that the Indemnitee did not meet the requirements set forth in clauses (a) or (b) above. An Indemnitee shall be deemed to have been found liable in respect of any claim, issue or matter only after the Indemnitee shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom. Reasonable expenses shall include, without limitation, all court costs and all fees and disbursements of attorneys’ fees for the Indemnitee. The indemnification provided shall be applicable whether or not negligence or gross negligence of the Indemnitee is alleged or proven.

Neither our Bylaws nor our Articles of Incorporation include any specific indemnification provisions for our officers or directors against liability under the Securities Act. Additionally, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following documents are filed as exhibits to this registration statement, including those exhibits incorporated herein by reference to a prior filing under the Securities Act or the Exchange Act, as indicated:

				Incorporated by Reference
Exhibit Number			Filed or Furnished Herewith	Form			File No.
*1.1	Form of underwriting agreement (or other similar agreement)
3.1	Articles of Incorporation (and amendments thereto) of Vertex Energy, Inc.			8-K/A	3.1	6/26/2009	000-53619
3.2	Amended and Restated Certificate of Designation of Rights, Preferences and Privileges of Vertex Energy, Inc.’s Series A Convertible Preferred Stock.			8-K	3.1	7/16/2010	000-53619
3.3	Amended and Restated Certificate of Designation of Vertex Energy, Inc. Establishing the Designation, Preferences, Limitations and Relative Rights of Its Series B Preferred Stock, filed with the Secretary of State of Nevada on May 12, 2016			8-K	3.1	5/13/2016	001-11476
3.4	Amended and Restated Certificate of Designation of Vertex Energy, Inc. Establishing the Designation, Preferences, Limitations and Relative Rights of Its Series C Convertible Preferred Stock, filed with the Secretary of State of Nevada on May 12, 2016			8-K	3.2	5/13/2016	001-11476
3.5	Certificate of Designation of Vertex Energy, Inc. Establishing the Designation, Preferences, Limitations and Relative Rights of Its Series B1 Preferred Stock, filed with the Secretary of State of Nevada on May 12, 2016			8-K	3.3	5/13/2016	001-11476
3.6	Amended and Restated Bylaws of Vertex Energy, Inc.			8-K	3.1	4/29/2019	001-11476
4.1	Description of Securities of the Registrant			10-K	4.1	3/4/2020	001-11476
*4.2	Form of Warrant Agreement
*4.3	Form of Warrant Certificate
**4.4	Form of Debt Indenture	X
*4.5	Form of Debt Security
*4.6	Certificate of Designation of Preferred Stock
*4.7	Form of Preferred Stock Certificate
*4.8	Form of Unit Agreement
*4.9	Form of Unit Certificate
**4.10	Specimen Certificate for Common Stock, par value $0.001 per share	X
**5.1	Opinion and consent of The Loev Law Firm, PC re: the legality of the securities being registered	X
**23.1	Consent of Ham, Langston & Brezina, L.L.P.	X
**23.2	Consent of The Loev Law Firm, PC (included in Exhibit 5.1)	X
**24.1	Power of Attorney (included on the signature page of this registration statement)	X
***25.1	Form T-1 Statement of Eligibility of Trustee for Debt Indenture under the Trust Indenture Act of 1939, as amended
99.1	Glossary of Selected Terms			10-K	99.1	12/31/2012	001-11476

*           If applicable, to be filed by amendment or by a report filed under the Exchange Act and incorporated herein by reference.

**         Filed herewith.

***       If applicable, to be filed subsequent to the effectiveness of this Registration Statement pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (i)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to sections 13 or 15(d) of the Exchange that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) of this chapter that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(8) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (the “Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

(9) The undersigned registrant hereby undertakes that:

(1)        For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)        For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas on the 7th day of April 2021.

VERTEX ENERGY, INC.

/s/ Benjamin P. Cowart
By:	Benjamin P. Cowart, President and Chief Executive Officer (Principal Executive Officer)

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mr. Benjamin P. Cowart and Mr. Chris Carlson, or any one of them, with full power of substitution and resubstitution and full power to act without the other, as his true and lawful attorney-in-fact and agent to act in his or her name, place and stead, and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this registration statement, any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any or all pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorneys-in-fact and agents, and each of them, or any substitute or substitutes for each of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Benjamin P. Cowart	President, Chief Executive Officer, and Chairman	April 7, 2021
Benjamin P. Cowart	(Principal Executive Officer)

/s/ Chris Carlson	Chief Financial Officer	April 7, 2021
Chris Carlson	(Principal Accounting/Financial Officer)

/s/ Christopher Stratton	Director	April 7, 2021
Christopher Stratton

/s/ Dan Borgen	Director	April 7, 2021
Dan Borgen

/s/ Timothy C. Harvey	Director	April 7, 2021
Timothy C. Harvey

/s/ David Phillips	Director	April 7, 2021
David Phillips

/s/ James P. Gregory	Director	April 7, 2021
James P. Gregory